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                                                                   Exhibit 10.10

                      EXECUTIVE DEFERRED COMPENSATION AGREEMENT


    WHEREAS, Wynn's International, Inc. (the "Company") and James Carroll (the "Executive") have entered into a series of deferred compensation agreements (which are set forth in Exhibit A hereto and are referred to herein as the "Prior Agreements") whereby the Executive elected to defer certain portions of his compensation from the Company (such compensation deferrals and accrued interest thereon as provided for under the terms of the Prior Agreements are referred to herein as the "Deferrals"); and

    WHEREAS, the Deferrals amounted to $1,465,141.26 as of December 31, 1996;
and

    WHEREAS, the Company and the Executive desire to restate the Prior Agreements and provide that the Deferrals shall be administered, paid, and construed in accordance with this Agreement; and

    WHEREAS, the Executive has no ability to demand payment of the Deferrals at the present time pursuant to this Agreement and the Prior Agreements; and

    WHEREAS, the Company desires to establish a grantor trust in order to fund its obligations pursuant to this Agreement, such grantor trust to be actually funded upon a change in control of the Company or, if earlier, upon the commencement of payments to the Executive pursuant to the terms of this Agreement, and such grantor trust to remain subject to the general creditors of the Company should the Company become bankrupt or insolvent; and

    WHEREAS, the Company desires to obtain a general receipt or release of all claims the Executive (or his spouse or estate) may have against the Company prior to the time any payments under this Agreement commence; and

    WHEREAS, the Company believes that the adoption of this Agreement is in the best interests of the Company to facilitate the recordkeeping and other administrative tasks associated with the Deferrals and in order to facilitate the payment of the Deferrals when such payments become due;

    NOW, THEREFORE, it is hereby declared as follows:

    1.   AMOUNT OF DEFERRALS.

         The Deferrals under this Agreement shall be the Executive's compensation deferrals under the Prior Agreements, plus any interest thereon through December 31, 1996.


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    2.   CREDITING OF EARNINGS.

         The Executive's Deferrals shall bear interest from January 1, 1997 at the lesser of (i) the rate of 15% per annum, or (ii) the prime rate as quoted by Bank of America, NT&SA on the last business day of each calendar quarter.

    3.   VESTING.

         The Executive shall be 100% vested in his Deferrals (and interest thereon) at all time.

    4.   DISTRIBUTION.

              (a) The Deferrals (and interest thereon) shall be paid to the Executive in the form of quarterly (January 1, April 1, July 1, October 1) cash installments over a period of ten years. Installments shall be in substantially equal amounts. The unpaid declining balance of the Deferrals shall continue to bear interest as set forth in Section 2.

              (b) Payment of the Deferrals (and interest thereon) shall commence as of the first day of the calendar quarter commencing after the later of (i) the occurrence or event which results in the Executive no longer serving as the chief executive officer of the Company (including, but not limited to, the death, disability, resignation, retirement, or termination of the Executive), or (ii) the date of execution of this Agreement.

              (c) In the event that the Executive dies prior to the time all amounts have been paid pursuant to the terms of this Agreement, payment of such amounts shall be made at the time and in the form set forth above to the Executive's spouse (as of his date of death, if she is then living). If the Executive has no living spouse at such time, payment shall be made at the time and in the manner set forth above to the Executive's estate.

    5.   ARBITRATION.

         The Company or the Executive (or, following the Executive's death, his spouse or estate) may, if he or she so desires, submit any claim for payment under this Agreement or any dispute regarding the interpretation of this Agreement to arbitration. The "right to select arbitration" does not impose upon any party a requirement to submit a dispute for arbitration. Any party may, in lieu of arbitration, bring an action in appropriate civil court. Each party retains the right to select arbitration, even if a civil action (including, without limitation, an action for declaratory relief) is brought by the other. If arbitration is selected by one party after a civil action concerning a dispute has been brought by another party, the


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Company and the Executive (and his spouse or estate) shall take such actions as are necessary or appropriate, including dismissal of the civil action, so that the arbitration can be timely heard. Once arbitration is commenced, it may not be discontinued without the unanimous consent of all the parties thereto.
During the lifetime of the Executive, only the Company and the Executive can use the arbitration procedure set forth in this section.

              (a) Any claim for arbitration may be submitted as follows: if the Company or the Executive (or, following the Executive's death, his spouse or estate) disagrees with an interpretation of this Agreement by the other party, or disagrees with the calculation of his or her benefit under this Agreement, such claim may be filed in writing with an arbitrator of said party's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of the party submitting such dispute to arbitration submitting in writing a list of five potential arbitrators to the other party. Each of the five arbitrators must be either (i) a member of the National Academy of Arbitrators located in the State of California or (ii) a retired California Superior Court or Appellate Court judge. Within fifteen days after receipt of the list from the party submitting the dispute to arbitration, the other party shall select one of the five arbitrators as the arbitrator of the dispute in question. If such party fails to select an arbitrator in a timely manner, the party submitting the dispute to arbitration then shall designate one of the five arbitrators as the arbitrator of the dispute in question.

              (b) The arbitration hearing shall be held in the County of Orange, California within thirty (30) days (or as soon thereafter as possible) after the selection of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of all the parties thereto. Absence from or nonparticipation at the hearing by any party shall not prevent the issuance of an award. Hearing procedures that will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his sole discretion when he or she decides he or she has heard sufficient evidence to justify issuance of an award.

              (c) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than thirty (30) days after the close of the hearing. In the event the arbitrator finds that the Executive (or, following the Executive's death, his spouse or estate) is entitled to the benefits he claimed, the arbitrator shall order the Company to pay or deliver such benefits, in the amounts and at such time as the arbitrator determines. The award of the arbitrator shall be final and binding on the parties. The Company shall thereupon pay or deliver to the Executive (or his spouse or estate) immediately the amount that the arbitrator orders to be paid or delivered in the manner described in the award. The award may be enforced in any appropriate court as soon as possible after its rendition. If


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any action is brought to confirm the award, no appeal shall be taken by any party from any decision rendered in such action.

              (d) If the arbitrator determines either that the Executive (or, following the Executive's death, his spouse or estate) is entitled to the claimed benefits or that the claim by such party was made in good faith, the arbitrator shall direct the Company to pay to such party, and the Company agrees to pay to such party in accordance with such order, an amount equal to such party's expenses in pursuing the claim, including attorneys' fees.

    6.   QUARTERLY STATEMENTS.

    The Executive (or, in the event of the Executive's death, his spouse or estate) shall receive a statement with respect to his Deferrals on a quarterly basis as of each March 31, June 30, September 30 and December 31. Such statement shall set forth the balance of the Deferrals held by the Company for the Executive's account for the quarter then ending, and any interest credited or payments made with respect to such Deferrals during that quarter.

    7.   UNSECURED GENERAL CREDITOR.

              (a) The Executive and his beneficiaries (including his spouse and his estate), heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Executive and his beneficiaries shall be no greater than those of unsecured general creditors.

              (b) Notwithstanding the foregoing, within ninety (90) days of the event or occurrence which triggers payment of the benefits hereunder pursuant to Section 4(b), or, if earlier, within thirty (30) days of an Event, the Company shall fund a grantor trust for the benefit of the Executive (or his spouse or estate). Such grantor trust shall be funded by the Company within such ninety (90) day period in an amount equal to the Deferrals (and any interest thereon). The trustee of the grantor trust shall be permitted to invest the trust assets solely in obligations of the United States government with maturities of three (3) years or less. The grantor trust shall provide that the assets held in the trust are held for the sole purpose of paying amounts hereunder, subject only to the general creditors of the Company should the Company become bankrupt or insolvent. In the event of bankruptcy or insolvency, the Executive (or his spouse or estate) shall have no greater right with


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respect to such trust assets than that of a general, unsecured creditor of the
Company.

              (c) An "Event" shall mean, for purposes of the foregoing paragraph, the earliest to occur of the following:

                     (i) Approval by the shareholders of the Company of the dissolution or liquidation of the Company; or

                     (ii) Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries (a "Subsidiary" shall mean any corporation or other entity a majority of whose voting stock or voting power is beneficially owned directly or indirectly by the Company), as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by the former shareholders of the Company (excluding from the term "former shareholders" a shareholder who is, or as a result of the transaction becomes, an "affiliate," as that term is used in the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and the rules promulgated thereunder, or any party to such merger, consolidation or reorganization); or

                     (iii) Approval by the shareholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary; or

                     (iv) A Change in Control. A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control of Corporation shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least two-thirds of the directors then still in office who were members of the Board at the beginning of such period.


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    8.   NO EMPLOYMENT CONTRACT.

         Nothing contained in this Agreement (or in any other documents related to this Plan) shall confer upon the Executive any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change the Executive's compensation or other benefits or to terminate the employment of the Executive, with or without cause, but nothing contained in this Agreement or any document related hereto shall adversely affect any independent contractual right of the Executive without his specific consent thereto.

     9.   RESTRICTION AGAINST ASSIGNMENT.

          The Company shall pay all amounts payable hereunder only to the person or persons designated by this Agreement and not to any other person or corporation. No portion of such amounts shall be liable for the debts, contracts, or engagements or the Executive, his beneficiary, or successors in interest, nor shall such amounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If the Executive, beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from this Agreement, voluntarily or involuntarily, the Company, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of the Executive, beneficiary or successor in interest in such manner as the Company shall direct.

    10.  WITHHOLDING.

         The Company shall satisfy any state or federal income or other tax withholding obligation arising upon payment of any amount hereunder. The Executive (or his spouse or estate) shall pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to the benefits hereunder or the Company, in its discretion, may elect to reduce the amount of any payment in order to satisfy such obligation.

    11.  GOVERNING LAW.

         This Agreement shall be construed, governed and administered in accordance with the laws of the State of California.


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    12.  RECEIPT OR RELEASE.

         Any payment to the Executive (or his spouse or estate) in accordance with the provisions of this Agreement shall, to the extent thereof, be in full satisfaction of any and all claims, be they known or unknown at such time, such party may have against the Company pursuant to this Agreement. The Company may require the Executive (or his spouse or estate), as a condition precedent to the commencement of payments pursuant to Section 4(b), to execute a receipt and release to such effect.

    13.  INCAPACITY.

         In the event that any amount becomes payable to a person who, in the sole judgment of the Company, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Company may direct that such payment be made to any person found by the Company, in its sole judgment, to have assumed the care of such person. Any payment or delivery made pursuant to such determination shall constitute a full release and discharge of the Company.

    14.  HEADINGS, ETC. NOT PART OF AGREEMENT.

         Headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

    15.  PAYMENT OF TAXABLE AMOUNTS.

         Should any amount held hereunder be includable in the gross income of the Executive (or his spouse or estate) for federal income tax purposes, the Company shall distribute such amount to the Executive (or his spouse or estate) as soon as administratively practicable.

    16.  PRIOR AGREEMENTS.

         This Agreement specifically supersedes any contrary provision in the Prior Agreements.


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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in the
County of Orange, California on the 18th day of February, 1997.


                                        WYNN'S INTERNATIONAL, INC.



                                        By:  /s/ Gregg M. Gibbons
                                           ------------------------------------

                                        Its: Vice President-Corporate Affairs
                                            -----------------------------------



                                        JAMES CARROLL


                                              /s/ James Carroll
                                        ---------------------------------------


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                                      EXHIBIT A

                           DEFERRED COMPENSATION AGREEMENTS


                         Date of Agreement   Amount Deferred
                         -----------------   ---------------

                         November 30, 1990      $50,000.00
                         February 15, 1993     $136,666.68
                         April 23, 1993        $244,707.00
                         August 5, 1994        $440,000.00
                         November 28, 1995     $356,250.00